Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                     ARRAN2005

Arran Funding Limited - Series:              05-B

ABS - Credit Card - Bank, Closing Date:      December 15, 2005

As at:                                          February 15, 2006

                     RATING (S&P/Moodys/Fitch)       POOLFACTOR         PAY        NEXT PAY                      COUPON
TRANCHE   CURRENCY    ORIGINAL        CURRENT    ORIGINAL  CURRENT    FREQUENCY      DATE             BASIS                 CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%     Quarterly   15 Mar 2006 3 Mth $ LIBOR       + 0.05%   4.54125%
Class A2    EUR     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%      Monthly    15 Mar 2006 1 Mth EURIBOR       + 0.09%   2.51400%
Class A3    GBP     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%     Quarterly   15 Mar 2006 3 Mth (pound) LIBOR + 0.09%   4.73875%
Class B3    GBP        A/A1/A         A/A1/A       100%      100%     Quarterly   15 Mar 2006 3 Mth (pound) LIBOR + 0.26%   4.90875%
Class C1    USD     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%     Quarterly   15 Mar 2006 3 Mth $ LIBOR       + 0.40%   4.89125%
Class C3    GBP     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%     Quarterly   15 Mar 2006 3 Mth (pound) LIBOR + 0.46%   5.10875%

     Scheduled start of Controlled Accumulation Period:               1 June, 2009
     Expected maturity:                                               15 December, 2010
     Legal final maturity:                                            15 December, 2012
     Structure:                                                       Sr/sub Seq Pay
     Tax Election:                                                    Debt
     Amort. Type:                                                     Soft Bullet
     Transferors:                                                     The Royal Bank of Scotland plc / National Westminster Bank plc
     Originators:                                                     The Royal Bank of Scotland plc / National Westminster Bank plc
     Servicer:                                                        RBS Cards, a division of The Royal Bank of Scotland plc
     Trustee:                                                         Bank of New York (The)
     Underwriter:                                                     The Royal Bank of Scotland plc

Pool Performance

Month end     Gross     Expense    Gross Charge        Excess      Excess           Transferor Interest
             Yield (%)  Rate (%)   Off Rate (%)      Spread (%)   Spread (%)              %             Min %
                                                                 Roll 1/4 Ave
31 Jan 2006   18.43%     5.49%          5.77%          7.16%          N/A               44.22%            6%
31 Dec 2005   18.30%      N/A           5.77%           N/A           N/A               45.42%            6%

Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.


Delinquencies (Principal receivables which are 30 days or more past due)

                                       (% Pool)
             -------------------------------------------------------------------
Month end      30-59 days     60-89 days    90-179 days    180+ days     Total
---------      ----------     ----------    -----------    ---------     -----

31 Jan 2006       1.21%          0.88%          2.15%         2.93%       7.17%
31 Dec 2005       1.12%          0.88%          2.06%         2.82%       6.88%

Payment Rate

                  Payments                                     Pool balance
             ------------------------------                    ------------
Month End    Total ((pound)000)    Rate (%)                      (pound)000

31 Jan 2006       1,239,187        23.00%                         5,272,903
31 Dec 2005       1,200,032        22.34%                         5,386,670

Average Actual Balance:                                         (pound) 1,125

Number of Accounts:                                                 4,685,628

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of February, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business